Exhibit 1.1

Execution Version

Prospect Global Resources Inc.

Units

Consisting of:

Common Stock
($0.001 par value per share)

and

Warrants to purchase Common Stock

Underwriting Agreement

June 21, 2013

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

Prospect Global Resources Inc., a corporation organized under the laws of the State of Nevada (the “Company”), is offering 41,666,700 units (the “Units”), consisting of 41,666,700 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), together with (i) Series A warrants to purchase 41,666,700 additional shares of Common Stock (the “Series A Warrants”) and (ii) Series B warrants to purchase 41,666,700 additional shares of Common Stock and additional Series A Warrants to purchase 41,666,700 additional shares of Common Stock (the “Series B Warrants”). The Units each consist of one share of common stock, a Series A Warrant to purchase one share of common stock, and a Series B warrant to purchase one share of common stock together with a Series A Warrant to purchase one share of Common Stock.

The Series A Warrants will be immediately exercisable at an initial exercise price of $0.12 per share. The Series A Warrants will expire on the fifth anniversary of the date of issuance.

The Series B Warrants will be immediately exercisable at an initial exercise price of $0.12 per Unit. The Series B Warrants will expire 90 trading days after the date of issuance.

The Company hereby proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriter an aggregate number of Units of the Company equal to the number of Units for which the Underwriter is able to obtain non-binding indications of interest from potential investors on a commercially reasonable “best efforts” basis, up to 41,666,700 Units (such maximum number, the “Underwriter’s Allocation”) (said Units to be issued and sold by the Company being hereinafter called the “Underwritten Securities”).  The Company also proposes to grant to the Underwriter an option to purchase up to an additional 1,173,190 shares of common stock (the “Option Shares”) and/or warrant units consisting of one Series A Warrant together with one Series B Warrant (the “Option Warrant Units”) to purchase up to 1,173,190 shares of Common Stock of the Company (the “Option Warrant Shares” and collectively with the Option Warrant Units and Option Shares, the “Option Securities”) to cover over-allotments; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  The Option Shares and the Option Warrant Units may be sold either together or separately in any combination to be determined by the Underwriter.

Certain terms used herein are defined in Section 18 hereof.

Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 (excluding the exhibits thereto) that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Preliminary Prospectus or the Final Prospectus, as the case may be (the “Incorporated Documents”); and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the

Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference pursuant to the Act.

1.                                      Representations and Warranties:

The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1:

(a)                                 The Company filed with the Commission (file number 333-180492) a registration statement on Form S-3, including a related base prospectus for registration under the Act of the offering and sale, from time to time, of up to $400,000,000 of the Company’s Common Stock, preferred stock, warrants, purchase contracts, rights, depositary shares, debt securities and units. The Registration Statement and any amendments thereto, each in the form filed with the Commission and as available on the Commission’s website have been declared effective by the Commission.  The Company has filed with the Commission pursuant to Rule 424(b), the Preliminary Prospectus relating to the Securities, which has previously been furnished to you.  The Company will file with the Commission the Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, the Final Prospectus shall contain all information required by the Act, and except to the extent that the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and the Preliminary Prospectus) as the Company has advised you, and to which you have agreed, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. The Company has not received from the Commission any order preventing or suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or any an Issuer Free Writing Prospectus and no proceedings for such purpose have been initiated or, to the actual knowledge of our current executive officers (the “Knowledge of the Company”), are contemplated by the Commission.

(b)                                 On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), as the case may be, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in the letter agreement between you and the Underwriter dated the date hereof.  Each Incorporated Document (as defined below), at the time such document was filed, or will be filed, with the Commission, or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the requirements of the Act and the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Any reference herein to the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 (excluding the exhibits thereto) that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus or the Final Prospectus, as the case may be (the “Incorporated Documents”).

(c)                                  As of the Applicable Time, the Closing Date, and each settlement date, the Disclosure Package (i) complies or will comply in all material respects with the requirements of the Act and the Exchange Act and (ii) does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Subsection (ii) of the preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in the letter agreement between you and the Underwriter dated the date hereof.

(d)                                 Other than the rights offering terminated in June 2013, within 90 days prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer and sale of the Securities, in each case other than the Preliminary

Prospectus and any Issuer Free Writing Prospectus, if any; the Company has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus except in compliance with Rule 163A or with Rules 164 and 433 under the Act.  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference pursuant to the Act and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in the letter agreement between you and the Underwriter dated the date hereof.

(e)                                  Except as disclosed in the Disclosure Package and the Final Prospectus, the Company is not the subject of a cease trade order, management cease trade order, de-listing or any other order preventing or suspending trading of any securities of the Company issued by the Commission or the NASDAQ Capital Market (“NASDAQ”), and, other than as disclosed in the Disclosure Package and the Final Prospectus, to the Knowledge of the Company, no such order being contemplated or threatened by the Commission or NASDAQ.

(f)                                   Each of the Company and its subsidiaries, Prospect Global Resources, Inc., a Delaware corporation (“Old PGR”), American West Potash, LLC, a Delaware limited liability company (“AWP”), and Apache County Land and Ranch, LLC, a Nevada limited liability company (“Apache” and, with Old PGR and AWP, each, a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly incorporated or, in the case of AWP, has been duly organized as a limited liability company, and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate power and authority to own or lease it assets, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification and in which the failure to qualify would have a Material Adverse Effect. The Company does not have any subsidiaries other than the Subsidiaries.

(g)                                  Except as disclosed in the Disclosure Package and the Final Prospectus, all the outstanding shares of capital stock or other ownership interests of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and (i) all outstanding shares of capital stock of each Subsidiary are owned by the Company, either directly or through wholly owned Subsidiaries, free and clear of any security interests, claims, liens or encumbrances.  The outstanding shares of capital stock or other ownership interests of the Subsidiaries were issued in compliance with all applicable securities laws and in accordance with the organizing documents of each entity, as applicable, and were not issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights.

(h)                                 The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus.  The share capital of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.  The outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with all applicable securities laws and in accordance with the Company’s organizing documents.  The Company has full power and authority (corporate or otherwise) to issue the Securities and the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriter pursuant to this Agreement, will be fully paid and non-assessable and will not be issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights.  The holders of outstanding shares of capital stock of the Company are not entitled to preemptive rights, resale rights, rights of first refusal or similar rights to subscribe for the Securities, except as set forth in the Disclosure Package and the Final Prospectus.

(i)                                     Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, there has not been (i) any change in the capital stock or other ownership interests or long-term debt of the Company or any of its Subsidiaries, or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, or (iii) any transactions entered into by the Company or any of its Subsidiaries, other than in the ordinary course of business, which are material with respect to the Company and its Subsidiaries, taken as a whole, or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, except in each case as set forth in the Disclosure Package and the Final Prospectus.

(j)                                    There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, or to be filed as an exhibit thereto, that is not described or filed as required; and the statements in the Preliminary Prospectus and the Final Prospectus under the headings “Risk Factors — Risks Related to the Mining Industry — Government regulation may adversely affect our business and results of operations” and “Risk Factors — Risks Related to the Mining Industry — Our

activities are subject to environmental laws and regulations that may increase our costs of doing business and restrict our operations,” and in the Base Prospectus under the headings “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Purchase Contracts,” “Description of Rights,” “Description of Depository Shares,” “Description of Debt Securities,” and “Description of Units” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(k)                                 The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(l)                                     No consent, approval, authorization, or filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (1) such as have been obtained under the Act, (2) such as may be required by the Financial Industry Regulatory Authority or NASDAQ, each of which has been obtained or made and is in full force and effect, and (3) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.  Provided that this is a public offering as such term is understood under NASDAQ Listing Rule IM-56353, no approval of the Company’s stockholders is required in connection with the transactions contemplated herein.

(m)                             After compliance with NASDAQ Listing Rule 5250(e)(9)(e), none of the issue and sale of the Securities, the execution and delivery by the Company of this Agreement and the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries pursuant to (1) the organizational documents of the Company or any of the Subsidiaries, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of the Subsidiaries is a party or bound or to which its or their property is subject, (3) any statute, law, rule, or regulation, or (4) any judgment, writ, injunction, ruling, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of its or their properties.

(n)                                 The consolidated historical financial statements and notes thereto of the Company and its Subsidiaries included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the dates, for the periods indicated and on the basis stated therein, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in all material respects in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved.  The other financial and statistical data of the Company contained or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Disclosure Package, the Final Prospectus and the Registration Statement that are not included or will not be included as required; and the Company and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Disclosure Package, the Final Prospectus, and the Registration Statement that would otherwise be required to be described therein; and all disclosures contained or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K promulgated under the Act and Exchange Act, to the extent applicable.

(o)                                 The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(p)                                 No action, suit, investigation or proceeding by or before any court or governmental agency, authority or body, domestic or foreign, or any arbitrator involving the Company or any of the Subsidiaries or its or their property is pending or, to the Knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect, except as set forth in the Disclosure Package and the Final Prospectus.  The aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject that are not described in the Disclosure Package, the Final Prospectus and the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to have a Material Adverse Effect.

(q)                                 Each of the Company and each of the Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted; the Company and the Subsidiaries have good and marketable title to all surface real property owned by them in fee simple, and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects of any kind (including mining, zoning, use or building code restrictions that would prohibit or prevent the continued effective ownership, leasing, licensing or use of such property in the business of the Company and the Subsidiaries) that would prevent the Company from conducting its business as it is now being conducted; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries; the Company and the Subsidiaries hold either mining leases, mining concessions, mining claims or participating interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which a particular property is located, in respect of the ore bodies and minerals located in properties in which the Company and its Subsidiaries have an interest as described in the Disclosure Package, the Final Prospectus and the Registration Statement under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company or applicable Subsidiary to explore the minerals relating thereto except where the failure to have obtained such rights would individually or in the aggregate have a Material Adverse Effect; all property, leases or claims in which the Company or any Subsidiary has an interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting where the failure to be so would have a Material Adverse Effect; the Company and its Subsidiaries have all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which the Company and its Subsidiaries have an interest as described in the Disclosure Package, the Final Prospectus and the Registration Statement granting the Company or applicable Subsidiary the right and ability to explore for minerals for development purposes as are appropriate in view of the rights and interest therein of the Company or applicable Subsidiary, with only such exceptions as do not interfere with the currently conducted business of the Company or applicable Subsidiary or of the rights or interest so held, and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Company or a Subsidiary where the failure to be so would have a Material Adverse Effect.  The Company is not aware of any reason that it is not or would not be entitled to extract minerals from its property as set forth in the Disclosure Package, the Final Prospectus and the Registration Statement and to do all of the exploration and development contemplated in the Disclosure Package, the Final Prospectus and the Registration Statement except for such failures that would not individually or in the aggregate cause a Material Adverse Effect.

(r)                                    No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directing officers, stockholders or affiliates of the Company or any of its Subsidiaries, on the other hand, that are required by the Act to be described in the Disclosure Package, the Base Prospectus, the Final Prospectus or the Registration Statement that is not so described in such documents.

(s)                                   Except as disclosed in the Disclosure Package and the Final Prospectus, neither the Company nor any Subsidiary is in violation or default of (1) any provision of its organizational documents, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, any of which defaults or violations described in clauses (2) and (3) will have, or after any required notice and passage of any applicable grace period, would have, a Material Adverse Effect.

(t)                                    EKS&H LLLP has audited the financial statements of the Company and its consolidated Subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Prospectus, and is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the Exchange Act, the applicable published rules and regulations thereunder and the requirements of the Public Company Accounting Oversight Board.

(u)                                 The Company and each of its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(v)                                 No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(w)                               The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, other than as described in the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Final Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(x)                                 Except as contemplated by the Membership Interest Purchase Agreement (and the related documents entered into in connection therewith) among Old PGR, AWP and The Karlsson Group, Inc., dated as of May 30, 2012, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or other ownership interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(y)                                 Except as set forth in the Disclosure Package and the Final Prospectus, the Company and its Subsidiaries possess all licenses, concessions, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted (“Permits”) and the Company anticipates being able to obtain any additional Permits as may be necessary to the conduct of the business as proposed to be operated as described in the Disclosure Package and the Final Prospectus; the Company and its Subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to such Permits, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in the Disclosure Package and the Final Prospectus.  All Permits are valid and in full force and effect, except where the invalidity of such Permits or failure of such Permits to be in full force and effect would not have a Material Adverse Effect.

(z)                                  The Company and each of its Subsidiaries maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and its Subsidiaries’ internal controls over financial reporting are effective, and the Company and its Subsidiaries are not aware of any material weakness or unremediated significant deficiencies in their internal controls over financial reporting.  The Company maintains and will maintain disclosure controls and procedures (as defined as Rule 13a-15 and 15d-15(e) of the Exchange Act) that comply and will comply with the requirements of the Exchange Act and have been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP; such disclosure controls and procedures are effective to perform the function for which they were established.  Since the date of the latest audited consolidated financial statements included or incorporated by reference in the Disclosure Package, the Preliminary Prospectus and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa)                          The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(bb)                          Except as set forth in the Disclosure Package and the Final Prospectus, and except as would not reasonably be expected to result in a Material Adverse Effect, (1) the Company and its Subsidiaries have been and are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (with respect to exposure to hazardous or toxic substances), the environment, hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (2) the Company and its Subsidiaries have received and have been and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and such permits are free from any restriction, condition, or modification that would impact their respective businesses as presently conducted; (3) the Company and its Subsidiaries have not received written notice of any actual or potential liability under any Environmental Law; and (4) neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar state or foreign Environmental Laws, or is subject to any pending or threatened proceeding, investigation, or request for information alleging noncompliance with Environmental Laws in which a governmental entity is a party. There are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any Environmental Laws, except as would not reasonably be expected to result in a Material Adverse Effect.

(cc)                            In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities of the Company and its Subsidiaries.  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in the Disclosure Package and Final Prospectus.

(dd)                          Neither the Company nor any of its Subsidiaries has or maintains a “pension plan” (as defined in Section 3 of ERISA).

(ee)                            There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the U.S. Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ff)                              Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its Subsidiaries have conducted their businesses in compliance with the FCPA.

(gg)                            The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, domestic or foreign, (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

(hh)                          Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is currently (1) a person or entity designated by the U.S. Government as a Specially Designated National and Blocked Person (“SDN”) on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac, with which a person or entity subject to U.S. jurisdiction cannot deal or otherwise engage in business transactions or (2) owned or controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests) or acting for or on behalf of any person or entity identified in clause (1) above; and the Company will not use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii)                                  The Company and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Final Prospectus to be conducted, except as where the failure to do so would not reasonably be expected to have a Material Adverse Effect. (1) There are no rights of third parties to any such Intellectual Property that is owned exclusively by the Company or any of its Subsidiaries except such rights as may have been granted in the ordinary course of business; (2) to the Knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (3) there is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and to the Knowledge of the Company there are no facts which would form a reasonable basis for any such claim; (4) there is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and to the Knowledge of the Company there are no facts which would form a reasonable basis for any such claim; (5) there is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and to the Knowledge of the Company there are no other facts which would form a reasonable basis for any such claim that would reasonably be expected to have a Material Adverse Effect; and (6) to the Knowledge of the Company, there is no U.S. or foreign patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Final Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property. Neither the Company nor any of its Subsidiaries holds any patents.

(jj)                                Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company (1) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (2) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.

(kk)                          The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly authorized, executed and delivered by the Company and the Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

(ll)                                  Except as disclosed in the Disclosure Package, the Final Prospectus and the Registration Statement, no person has any right, agreement, option, warrant or other rights to purchase, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, warrant or other rights to purchase, for the issue or allotment of any shares of the Company or any other agreement, option, warrant or other rights to purchase, for the issue or allotment of any shares of the Company or any other security convertible into or exchangeable for any such shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Company, as the case may be.

(mm)                  All statistical, market-related or forward-looking data included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects and represent its good faith estimate that is made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(nn)                          Except pursuant to this Agreement and as set forth in the Disclosure Package, the Final Prospectus and the Registration Statement, neither the Company nor any of its Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Disclosure Package, the Final Prospectus and the Registration Statement.

(oo)                          Corporate Stock Transfer, Inc., at its office in the City of Denver, Colorado, has been duly appointed as registrar and transfer agent for the Common Stock of the Company.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2.                                      Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth:

(a)                                 The Company hereby authorizes the Underwriter to solicit offers for the purchase of all or part of the Underwriter’s Allocation.  Until the Closing Date (as defined below) or earlier upon termination of this Agreement pursuant to Section 10 the Company shall not, without the prior written consent of the Underwriter, solicit or accept offers to purchase the Underwriter’s Allocation otherwise than through the Underwriter.

(b)                                 The Company hereby acknowledges that the Underwriter has agreed to use their commercially reasonable “best efforts” to solicit offers to purchase the Underwriter’s Allocation on the terms and subject to the conditions set forth in the Preliminary Prospectus and in the Disclosure Package.

(c)                                  Subject to the provisions of this Section 2, offers for the purchase of the Underwriter’s Allocation may be solicited by the Underwriter at such times and in such amounts as the Underwriter deem advisable.  The Underwriter shall communicate to the Company, orally or in writing, regarding the status of their solicitation efforts.  The Underwriter shall have the sole right to accept offers to purchase Units and may reject any such offer, in whole or in part.

(d)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the purchase price of $0.1104 per Unit, the number of Units set forth opposite the Underwriter’s name in Schedule I to this Agreement.

(e)                                  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriter to purchase the Option Securities (either separately or together).  The purchase price for each Option Share shall be $0.1103 and the purchase price for each Option Warrant Unit shall be $0.0001.  Such option may be exercised in whole or in part (but in no event shall there be more than two settlement dates unless otherwise agreed to by the parties) to cover over-allotments at any time on or before the 30th day after the date of this Agreement upon written notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is exercising the option and the settlement date, which shall be at least one and no more than three business days from the date on which such written notice is delivered.

3.                                      Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(e) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at

7:00 a.m., Pacific Time, on June 26, 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).

Delivery of the Securities shall be made to the Underwriter for the respective accounts of the Underwriter against payment by the Underwriter of the respective aggregate purchase prices of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

If the option provided for in Section 2(e) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Underwriter, in the amounts and on the date specified by the Underwriter (which shall be at least one and no more than three Business Days after exercise of such option) for the respective accounts of the Underwriter, against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company.  If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Underwriter on the settlement date for the Option Securities, and the obligation of the Underwriter to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.                                      Offering by Underwriter.  It is understood that the Underwriter propose to offer the Securities for sale to the public as set forth in the Disclosure Package and the Final Prospectus and any such offer shall be in accordance with the selling restrictions set forth in Exhibit A hereto.

5.                                      Agreements.

The Company agrees with the Underwriter that:

(a)                                 Prior to the later of the last date on which a “settlement date”, if any, may occur, and the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or the Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object, unless otherwise required by the Act or the Exchange Act.  Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule

424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing.  The Company will promptly advise the Underwriter (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus, (5) of the issuance by the Commission of any stop order or cease trade order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose, (6) of the receipt of any comments or communications from the Commission or any other regulatory authority relating to the Final Prospectus, the Registration Statement, and (7) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or cease trade order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or cease trade order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 The Company will prepare and file with the Commission, promptly after the date of this Agreement, and in any event no later than 11:00 a.m.  (Pacific Time) on June 21, 2013, the Final Prospectus.

(c)                                  If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package, as of the Applicable Time, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (1) notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented, (2) subject to the first sentence of paragraph (a) of this Section 5, amend or supplement the Disclosure Package to correct such statement or omission, and (3) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)                                 If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Final Prospectus, the Company promptly will (i) notify the Underwriter of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement to the Registration Statement or Final Prospectus or a new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e)                                  No later than the due date for the Company’s next quarterly report on Form 10-Q under the Exchange Act (as such date may be extended pursuant to and in compliance with Rule 12b-25 of the Exchange Act), the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)                                   The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds.”

(g)                                  The Company will use its best efforts to maintain the listing of the Common Stock, including the Securities, on the NASDAQ.

(h)                                 The Company will furnish to the Underwriter and counsel for the Underwriter signed copies of the Registration Statement and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in such circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Preliminary Prospectus, the Final Prospectus, each Issuer Free Writing Prospectus and any supplement thereto as the Underwriter may reasonably request.

(i)                                     The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(j)                                    The Company will not without the prior written consent of Roth Capital Partners, LLC, issue, offer, sell, contract to sell, pledge, or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement or prospectus with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any other shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or publicly announce an intention to effect any such transaction, for a period of 30 days after the date of this Agreement, except that the Company may (i) file a registration statement or prospectus with the Commission in respect of the Securities and sell the Securities to the Underwriter pursuant to this Agreement, (ii) issue and sell Common Stock or grant performance shares, stock appreciation rights, options or other equity-based awards pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time or as proposed to be amended by the Company’s shareholders at the next annual meeting of shareholders, (iii) issue Common Stock required to be issued during such 30 day period pursuant to agreements in effect as of the Execution Time and issue Common Stock issuable upon the conversion of securities or the exercise of warrants or options outstanding at the Execution Time, and (iv) offer and sell shares of its Common Stock in connection with agreements executed by the Company for the sale of potash (“Offtake Agreements”) provided that any purchaser of shares of Common Stock offered or sold pursuant to any Offtake Agreements will be required to execute a letter substantially in the form of Exhibit C attached hereto.

(k)                                 The Company has, and will, comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(l)                                     The Company will not take, and will cause its Subsidiaries not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(m)                             The Company will pay at the time of closing on the Closing Date all reasonable costs and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing with the Commission of the Registration Statement (including financial statements and exhibits), the Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing

Prospectus, and each amendment and supplement to any of the foregoing, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates, as applicable, for any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s legal counsel, accountants and other advisors, (v) the qualification of the Securities under applicable securities laws, and the NASDAQ, including filing fees and, subject to Section 7 herein, the reasonable, actual and accountable fees and disbursements of legal counsel for the Underwriter in connection therewith and in connection with the preparation of any Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of the Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and all amendments or supplements to any of them and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto or any filing with the Financial Industry Regulatory Authority, Inc., (viii) the fees and expenses of any transfer agent or registrar for the Securities, and (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants.

(n)                                 The Company agrees that, unless it has or shall have obtained the prior written consent of the Underwriter, the Underwriter, agrees with the Company that, unless it has or shall have obtained the prior written consent of the Company, it has not made and will not make an offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto.  Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (1) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (2) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(o)                                 The Company shall provide the Underwriter with a draft of any press release to be issued in connection with the Offering, and will provide the Underwriter and their counsel sufficient time to comment thereon and will issue such press release in a form reasonably acceptable to the Underwriter and their counsel.

6.                                      Conditions to the Obligations of the Underwriter.  The obligations of the Underwriter to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)                                 The Final Prospectus and any supplement thereto have been filed with the Commission in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and no stop order suspending or preventing the use of the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued by the Commission, and no proceedings therefor shall have been initiated or, to the Knowledge of the Company, threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to the Underwriter’s reasonable satisfaction; and all required regulatory approvals shall have been received.

(b)                                 The Underwriter shall have received confirmation from Brownstein Hyatt Farber Schreck, LLP that there are no claims to which its representation has been sought and that are outstanding in respect of the Company.

(c)                                  The Company shall have requested and caused Brownstein Hyatt Farber Schreck, LLP, counsel for the Company, to have furnished to the Underwriter their written opinion and Rule 10b-5 negative assurance letter substantially in the form set forth in Exhibit B hereto, dated the Closing Date and any settlement date and addressed to the Underwriter.

(d)                                 The Underwriter shall have received the written opinion and Rule 10b-5 negative assurance letter of Morrison & Foerster LLP, the Underwriter’s counsel, dated the Closing Date and addressed to the Underwriter, with respect to such matters as the Underwriter may require, and the Company shall have furnished to Morrison & Foerster LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e)                                  The Company shall have furnished to the Underwriter a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company or any other officers of the Company acceptable to the Underwriter in their discretion, dated the Closing Date and any settlement date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Final Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date and any settlement date with the same effect as if made on the Closing Date and any settlement date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and any settlement date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Knowledge of the Company, threatened;

(iii)                               since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus, there has been no Material Adverse Effect; and

(iv)                              the Company has complied with the terms and conditions of this Agreement on its part to be complied with up to the time of closing on the Closing Date.

(f)                                   The Underwriter shall have received on and as of the Closing Date and any settlement date, as the case may be, satisfactory evidence of the good standing of the Company and its Subsidiaries in its jurisdiction of organization in writing from the appropriate governmental authority of such jurisdiction.

(g)                                  The Company shall have requested and caused EKS&H LLP to have furnished to the Underwriter, at the Execution Time and at the Closing Date and any settlement date, letters (which may refer to letters previously delivered to the Underwriter), dated respectively as of the Execution Time and as of the Closing Date and any settlement date, in form and substance satisfactory to the Underwriter, confirming that it is an independent registered public accounting firm within the meaning of the Act and the Exchange Act and covering, without limitation, the Company’s audited financial statements for the years ended March 31, 2012 and March 31, 2011, the unaudited financial statements for the three month periods ended December 31, 2012 and December 31, 2011, the pro forma financial information and the various financial disclosures related thereto contained in the Registration Statement, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any.

(h)                                 Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (A) any change or decrease specified in the letters referred to in paragraphs (h) of this Section 6 or (B) any Material Adverse Effect, the effect of which, in any case referred to in clause (A) or (B) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(i)                                     Prior to the Closing Date and any settlement date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

(j)                                    The Company shall have filed a listing of additional shares form with NASDAQ.

(k)                                 At the Execution Time, the Company shall have furnished to the Underwriter a letter substantially in the form of Exhibit C to this Agreement from each officer and director of the Company and each beneficial owner of 10% or more of the outstanding Common Stock of the Company.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter.  Notice of such cancellation shall be given to the Company in writing or by telephone confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Morrison & Foerster LLP, United States counsel for the Underwriter, at 755 Page Mill Road, Palo Alto, CA  94304, on the Closing Date.

7.                                      Reimbursement of Underwriter’s Expenses.  The Company is not reimbursing the underwriter for any expense except in accordance with Section 4 (indemnification) of the Engagement Letter dated June 18, 2013 between the Underwriter and the Company.

8.                                      Indemnification and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Base Prospectus, the Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter through the Underwriter specifically for inclusion therein.  This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)                                 The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in the letter to you from the Underwriter dated the date hereof.  This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an irreconcilable conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by, or on behalf of, any indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriter severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriter from the offering of the Securities; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriter severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriter in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions received by the Underwriter in connection with the placement of the Underwriter’s Allocation.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                                      Default by the Underwriter.

(a)                                 In the event that the aggregate number of Securities for which the Underwriter defaults in its obligation to purchase hereunder (the “Default Securities”) exceeds 10% of the number of Securities, the Underwriter may in its discretion arrange for itself or for another party or parties to purchase the Default Securities on the terms contained herein.  In the event that within five calendar days after such a default the Underwriter does not arrange for the purchase of the Default Securities as provided in this Section 9, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 7, 8 and 11), but nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the Company for damages occasioned by its default hereunder.

(b)                                 In the event that any Default Securities are to be purchased by another party or parties as aforesaid, the Underwriter or the Company shall have the right to postpone the Closing Date or settlement date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Final Prospectus which, in the opinion of Underwriter’s counsel, may thereby be made necessary or advisable.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

10.                               Termination.

(a)                                 This agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (a) trading in the Company’s Common Stock shall have been suspended by the Commission or the NASDAQ or trading in securities generally on the NYSE or the NASDAQ shall have been suspended or limited or minimum prices shall have been established on such exchange, or (b) a general banking moratorium shall have been declared by U.S. federal or New York State authorities or (c) there shall have occurred any outbreak or escalation of hostilities, or a declaration by the United States of a national emergency or war, major terrorist attack in a world commercial financial center, or other calamity or crisis, including a health epidemic, the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

(b)                                 The rights of termination contained in Section 10(a) may be exercised by the Underwriter and are in addition to any other rights or remedies the Underwriter may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise.  In the event of any such termination, there shall be no further liability on the part of the Underwriter to the Company or on the part of the Company to the Underwriter except in respect of any liability which may have arisen prior to or arise after such termination under Sections 8 and 14.

11.                               Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.                               Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, mailed, delivered or telefaxed to:

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Attention: Robert Stephenson

Facsimile:  949-720-7223

with a copy to:

Morrison & Foerster, LLP

755 Page Mill Road

Palo Alto, CA 94304

Attention:  Christopher M.  Forrester

Facsimile:  650-251-3500

Or, if sent to the Company, mailed, delivered or telefaxed to:

Prospect Global Resources, Inc.

1401 17th Street, Suite 1550

Denver, CO 80202

Attention:  Damon Barber

Facsimile:  303-990-8440

with a copy to:

Brownstein Hyatt Farber Schreck, LLP

410 17th Street, Suite 2200

Denver, CO 80202

Attention:  Jeff Knetsch

Facsimile:  303-223-1111

13.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, to the extent set forth in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.                               Severability.  If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

15.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.                               Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

18.                               Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 5:30 a.m. (Pacific Time) on June 21, 2013.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) hereof contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus used most recently prior to the Applicable Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the pricing information set forth on Schedule III hereto.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties to this Agreement.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Material Adverse Effect” shall mean any event that (i) is reasonably likely to be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, assets, liabilities (contingent or otherwise) or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

“Preliminary Prospectus” shall mean the preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) hereof that is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) hereof including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended, on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” refer to such rules under the Act.

19.                               Arm’s Length Transaction.  The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, the Underwriter is not advising the Company as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, or any of them with respect to the subject matter hereof.

[Signature Page to follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriter.

Very truly yours,

PROSPECT GLOBAL RESOURCES INC.

By:
Name: Gregory M. Dangler
Title: Interim Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

ROTH CAPITAL PARTNERS, LLC

By:
Authorized Signatory

SCHEDULE I

Underwriter	Number of Units to be Purchased

Roth Capital Partners, LLC	41,666,700

I-1

SCHEDULE II

SCHEDULE OF FREE WRITING PROSPECTUSES INCLUDED IN THE

DISCLOSURE PACKAGE

II-1

SCHEDULE III

PRICING INFORMATION

Issue Price	$0.12

Underwriting Commission	$0.0096

Aggregate Number of Underwritten Securities	41,666,700 (42,839,890)
(including Option Securities)

Expected Closing Date	June 26, 2013

III-1

EXHIBIT A

Selling Restrictions

(a)                                 The Company agrees that the Underwriter will be permitted to appoint, at their sole expense, other registered dealers or brokers as their agents to assist in the distribution of the Securities.  The Underwriter shall, and shall require any such dealer or broker, other than the Underwriter, with which the Underwriter has a contractual relationship in respect of the distribution of the Securities (a “Selling Firm”), to comply with the applicable provisions of the Act in connection with the distribution of the Securities and shall offer the Securities for sale to the public directly and through Selling Firms upon the terms and conditions set out in the Final Prospectus and this Agreement.  The Underwriter shall, and shall require any Selling Firm, to offer for sale to the public and sell the Shares only in those jurisdictions where they may be lawfully offered for sale or sold.

A-1

EXHIBIT B

Company Counsel Opinion

1.                                      The Company has the necessary corporate power and authority to execute and deliver the (i) Agreement and (ii) each of the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus (collectively, the “Prospectuses”).  All necessary corporate action has been taken by the Company to authorize the execution and delivery by it of the Agreement and each Prospectus and the performance by the Company of its obligations thereunder.  The Agreement has been duly authorized, executed and delivered by the Company.

2.                                      When issued in accordance with the provisions of the Agreement, the Securities will be validly issued, fully paid and non-assessable.

3.                                      Based solely upon telephone communications between an attorney of this firm and a member of the Securities and Exchange Commission (“SEC”) staff, the Registration Statement has become effective under the Securities Act.  To our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the preliminary prospectus filed with the SEC on June 20, 2013 or any other prospectus filed pursuant to Rule 424(b) promulgated pursuant to the Securities Act (collectively, the “Prospectus”) has been issued and no proceedings for that purpose have been instituted or are threatened by the SEC.  The required filings of the Prospectus pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b).

4.                                      On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the date hereof, the Final Prospectus (and any supplement thereto) complied or will comply, as applicable, as to form in all material respects with the applicable requirements of the Act; as of the Applicable Time and the date hereof, the Disclosure Package, complied or will comply, as applicable, as to form in all material respects with the requirements of the Act.

5.                                      The documents incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, when they were filed with the SEC, complied as to form in all material respects with the requirements of the Exchange Act.

6.                                      The execution, delivery and performance on the date hereof by the Company of the Agreement do not (i) violate the Corporation Act or the Articles of Incorporation or Bylaws of the Company, or (ii) violate any provision of Applicable Federal Law or any provision of Applicable State Law.

7.                                      No approval or consent of, or registration or filing with, any federal governmental agency or any Nevada governmental agency is required to be obtained or made by the Company under Applicable Federal Law or Applicable State Law or under the Corporation Act in connection with the execution, delivery and performance on the date hereof by the Company of the Agreement or consummation of the transactions contemplated by this Agreement.

8.                                      An application has been to list the Securities on the NASDAQ.

9.                                      The Company is not, and immediately following the issuance and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus will not be an ‘investment company’ within the meaning of the Investment Company Act of 1940, as amended.

10.                               The statements under the caption “Underwriting” in the Disclosure Package and the Final Prospectus, insofar as such statements purport to summarize certain provisions of the Agreement, fairly summarize such provisions in all material respects.

11.                               Each of the Company and its Subsidiaries has been duly incorporated or, in the case of AWP, has been duly organized as a limited liability company, and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus

12.                               Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation or limited liability company under the laws of each jurisdiction which requires such qualification and in which the failure to qualify would have a Material Adverse Effect.

13.                               None of the issue and sale of the Securities, the execution and delivery by the Company of the Agreement and the consummation of any other of the transactions contemplated by the Agreement or the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to (1) the organizational documents of the Company or its Subsidiaries, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument which is either described in the Registration Statement, Disclosure Package and the Final Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement or any document incorporated by reference in the Registration Statement, Base Prospectus, the Preliminary Prospectus and the Final Prospectus and governed by the laws of Nevada, Arizona or the federal laws of the United States, (3) the Corporation Act or Applicable Federal Law, or (4) any judgment, writ, injunction, ruling, order or decree of any U.S. court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its Subsidiaries or any of its or their properties and identified to us by the Company.

14.                               The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.  As of June 26, 2013, to our knowledge, 73,452,715 shares of common stock are issued and outstanding, and such shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable.

15.                               Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Common Stock, including the Securities, are free of statutory preemptive rights and preemptive rights under the Company’s organizational documents and, to our knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights.

16.                               Corporate Stock Transfer, Inc., at its office in the City of Denver, Colorado, has been duly appointed as registrar and transfer agent for the Common Stock of the Company.

17.                               To our knowledge, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, no person has the right, pursuant to the terms of any contract, agreement or other instrument, to cause the Company to register under the Act any additional Common Stock not already registered or shares of any other share capital or other equity interest of the Company, or to include any such shares or interest in the Registration Statement, the Disclosure Package or the Final Prospectus or the offering contemplated thereby.

18.                               The statements in the Preliminary Prospectus and the Final Prospectus under the headings “Risk Factors — Risks Related to the Mining Industry — Government regulation may adversely affect our business and results of operations” and “Risk Factors — Risks Related to the Mining Industry — Our activities are subject to environmental laws and regulations that may increase our costs of doing business and restrict our operations,” insofar as such statements summarize U.S. legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings.

20.                               The statements in the Base Prospectus under the heading “Description of Common Stock” and “Description of Preferred Stock,” “insofar as such statements purport to summarize the terms of the Company’s Common Stock and preferred stock constitute accurate summaries of the terms of the Company’s Common Stock and preferred stock in all material respects.

21.                               To our knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body, domestic or foreign, or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) challenges the validity or enforceability, or seeks to invalidate or enjoin the performance of the, Underwriting Agreement or (ii) that are required to be disclosed in the Disclosure Package and the Final Prospectus pursuant to Item 103 of Regulation S-K of the Rules and Regulations, except as set forth in the Disclosure Package and the Final Prospectus.

In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriter at which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed and no facts have come to the attention of such counsel which lead such counsel to believe that (A) the Registration Statement, at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B), or any amendment thereof made prior to the Closing Date, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading , or (B) the Final Prospectus, as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (C) the Disclosure Package, as of the Applicable Time and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and notes and schedules and other financial data included or incorporated by reference therein or the information derived from the reports of or attributable to persons named in the Prospectus under the heading “Experts” included or incorporated by reference therein).

EXHIBIT C

Form of Lock-Up Agreement

Lock-Up Agreement

June [•], 2013

Roth Capital Partners, LLC

Ladies and Gentlemen:

This agreement (“Lock-Up Agreement”) is being delivered to you in connection with the underwriting agreement (the “Underwriting Agreement”) to be entered into by Prospect Global Resources Inc., a Nevada corporation (the “Company”), and you with respect to the offering (the “Offering”) of Units consisting of one share of common stock, $0.001 par value per share, of the Company (“Common Stock”), one Series A warrant to purchase one share of Common Stock, and one Series B warrant to purchase one share of Common Stock and one Series A warrant.  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

The execution and delivery by you of this Lock-Up Agreement is a condition to the closing of the Offering.  In consideration of the closing of the Offering and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is ninety (90) days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of Roth Capital Partners, LLC (i) offer, sell, contract to sell, pledge, transfer, assign or otherwise dispose of (including, without limitation, by making any short sale, engage in any hedging, monetization or derivative transaction) or file (or participate in the filing of) a registration statement or prospectus with the U.S. Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).  The foregoing sentence shall not apply to (a) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock disposed of as bona fide gifts, (b) transactions by the undersigned relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, (c) entry into written trading plans for the sale or other disposition by the undersigned of Common Stock for purposes of complying with Rule 10b5-1 of the Exchange Act (“10b5-1 Plans”), provided that no sales or other distributions pursuant to a 10b5-1 Plan may occur until the expiration of the Lock-Up Period, (d) transfers by the undersigned of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a result of testate, intestate succession or bona fide estate planning, (e) transfers by the undersigned to a trust, partnership, limited liability company or other entity, the majority of the beneficial interests of which are held, directly or indirectly, by the undersigned, (f) distributions by the undersigned of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners or stockholders of the undersigned, (g) the exercise of an option or warrant or the conversion of a security outstanding on the date of this Lock-up Agreement by the undersigned pursuant to the Company’s stock option and stock purchase plans, (h) the pledge of Common Stock in connection with margin loans, or (i) the pledge of stock other than in connection with margin loans; provided that in the case of any such permitted transfer or distribution pursuant to clause (a), (d), (e), (f), (g) or (i), each transferee, distribute or pledgee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement.

The undersigned further agrees that, during the Lock-Up Period, the undersigned will not, without the prior written consent of Roth Capital Partners, LLC, make any demand for, or exercise any right with respect to, the registration (or equivalent) of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

If (i) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company or any of its material mineral properties occurs; or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, this sentence will not apply if, within three days of the termination of the Lock-Up Period, the Company delivers to Roth Capital Partners, LLC a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are, as of the date of delivery of such certificate, “actively traded securities,” within the meaning of Conduct Rule 2711(f)(4) of Financial Industry Regulatory Authority, Inc.  Such notice shall be delivered in accordance with Section 12 of the Underwriting Agreement.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of Common Stock.  The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.

The undersigned hereby represents and warrants that it has full power and authority to enter into this Lock-Up Agreement and that such agreement is enforceable against it in accordance with its terms.

This Lock-Up Agreement constitutes the entire agreement and understanding between and among the parties with respect to the subject matter of this Lock-Up Agreement and supersedes any prior agreement, representation or understanding with respect to such subject matter.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed within the State of New York.

If (a) the Company notifies you in writing that it does not intend to proceed with the Offering, (b) the registration statement filed with the Commission with respect to the Offering is withdrawn or (c) for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

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Very truly yours,

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